UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2011

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Other Jurisdiction of Incorporation)

1-13582	51-0363307
(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Speedway Motorsports, Inc. (the “Company”) held on April 20, 2011, William R. Brooks, Mark M. Gambill and James P. Holden were reelected to the Board of Directors by the Company’s stockholders. The other members of the Board of Directors are O. Bruton Smith, Marcus G. Smith, Robert L. Rewey and Tom E. Smith. In addition to reelection of three directors, the stockholders ratified the selection of PricewaterhouseCoopers LLP as the principal independent registered public accounting firm of the Company, voted by advisory vote in favor of the Company’s 2010 executive compensation, and approved a three-year frequency for the stockholder advisory vote on executive compensation.

	For	Against	Withheld	Abstentions	Broker Non-Votes
Reelection of William R. Brooks	39,115,201	—	286,453	—	1,235,162

Reelection of Mark M. Gambill	39,165,345	—	236,309	—	1,235,162

Reelection of James P. Holden	39,165,210	—	236,444	—	1,235,162

Ratification of PricewaterhouseCoopers LLP as principal independent accountants	40,598,830	29,783	—	8,203	—

Approval of the advisory vote on executive compensation	33,306,692	5,970,034	—	116,924	1,243,166

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
Advisory vote on frequency of advisory vote on executive compensation	7,044,981	79,091	32,160,602	116,973	1,235,169

In accordance with the voting results for the advisory vote on the frequency of the advisory vote on executive compensation, in which the choice receiving the highest number of votes was “3 Years,” the Company’s Board of Directors has determined that future advisory votes on executive compensation will be held every three years. Accordingly, the next stockholder advisory vote on executive compensation will be held at the Company’s 2014 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.
Date: April 26, 2011
	By:	/s/ J. Cary Tharrington IV
J. Cary Tharrington IV
Vice President and General Counsel